UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

INREIT Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

216 South Broadway, Suite 202

Minot, North Dakota 58701

(Address of principal executive offices)

(701) 837-1031

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(a) On April 12, 2012, Peggy Becker advised the Nomination and Governance Committee she would not stand for re-election to the Board of Trustees, following the June 7, 2012 expiration of her current term. Ms. Becker advised the Trust her decision was based on personal reasons. There are no known disagreements between Ms. Becker and the Trust. Ms. Becker has been a board member since January 2003 and is currently serving on the Audit and Disclosure Committees.

We thank Ms. Becker for her years of dedicated and loyal service to the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 13, 2012

INREIT REAL ESTATE INVESTMENT TRUST

By:	/s/ Bradley J. Swenson
Bradley J. Swenson
President